Exhibit 99.1

Media Relations: Mark Petrarca 414-359-4100 mpetrarca@aosmith.com	Investor Relations: Helen Gurholt 414-359-4157 hgurholt@aosmith.com
FOR IMMEDIATE RELEASE
April 25, 2024

A. O. Smith Reports Strong First Quarter Performance
First Quarter 2024 Highlights
(Comparisons are year-over-year (“YoY”), unless otherwise noted)
•Sales of $979 million, an increase of 1%
•Earnings per share (EPS) of $1.00, a YoY increase of 19% and an increase of 6% compared to prior year adjusted EPS
•Strong operating cash flow of $107 million and free cash flow of $85 million
•Reaffirm 2024 Outlook:
◦Sales outlook of an increase of 3% to 5%
◦EPS guidance with a range of between $3.90 and $4.15
Milwaukee, Wis.— Global water technology company A. O. Smith Corporation (“the Company”) (NYSE: AOS) today announced its first quarter 2024 results.
Key Financial Metrics
First Quarter
(in millions, except per share amounts)

	Q1 2024	Q1 2023	% Change YoY
Net sales	$978.8	$966.4	1%
Net earnings	$147.6	$126.9	16%
Adjusted earnings	$147.6	$142.5[1]	4%
Diluted earnings per share	$1.00	$0.84	19%
Adjusted earnings per share	$1.00	$0.94[1]	6%
1Excludes impairment expenses related to the company's sale of its business in Turkey in 2023. See accompanying GAAP to Non-GAAP reconciliations
“A. O. Smith delivered a strong performance in the first quarter primarily driven by higher sales of our commercial high efficiency water heaters and lower steel costs in North America as we saw continued healthy water heater demand. We achieved sales growth of 6% in China, despite the ongoing macroeconomic challenges in that country, as our recently released kitchen products continue to be well received in the market,” noted Kevin J. Wheeler, chairman and chief executive officer. “I am pleased with our global team’s efforts in servicing our customers during the quarter.”

First Quarter 2024 Segment-level Performance
North America
2024 sales of $766.3 million improved 2% over 2023, primarily driven by higher volumes of commercial water heaters and a positive mix shift toward high efficiency water heaters including heat pumps.
Segment earnings were $198.7 million and segment margin was 25.9% in 2024 compared to segment earnings of $188.6 million and segment margin of 25.1% in 2023. The year-over-year increases in segment earnings and segment margin were primarily due to the benefits of positive mix toward high efficiency products, higher commercial water heater volumes and lower steel costs that were partially offset by higher selling and advertising expenses to support sales growth.
Rest of World
Sales of $226.9 million increased 4% year-over-year, including inter-segment sales of approximately $8 million related to our recently launched tankless water heaters that are manufactured in China for the North America market, as well as an unfavorable currency translation impact of $9 million primarily related to sales in China. The increase in local currency third party sales of 6% in 2024 was primarily driven by higher volumes of kitchen products in China. Sales in India increased 16% in local currency in 2024 as demand remained strong across all product categories.
Segment earnings were $17.2 million and segment margin was 7.6% in 2024 compared to segment earnings of $5.3 million and segment margin of 2.4% in the prior year. 2024 segment margin attributed to third party sales was 7.9%. 2023 adjusted segment earnings and adjusted segment margin, which exclude an impairment charge associated with the company’s sale of its business in Turkey, were $17.8 million and 8.1%, respectively. The lower segment earnings and segment margin in 2024 compared to adjusted segment earnings and adjusted segment margin in 2023, were primarily driven by promotions to support the launch of new products in China and product mix.
Balance Sheet, Liquidity and Capital Allocation
As of March 31, 2024, cash and marketable securities balances totaled $303.1 million and debt totaled $119.7 million, resulting in a leverage ratio of 6.0% as measured by total debt-to-total capitalization.
Cash provided by operations was $106.6 million and free cash flow was $84.6 million in the first three months of 2024, which decreased year-over-year primarily as a result of higher incentive payments associated with record sales and profits earned in 2023 and higher inventory levels that more than offset higher earnings and lower accounts payable balances.
As part of its commitment to return capital to shareholders, the Company repurchased 906,000 shares at a cost of $74.5 million in the first three months of 2024. As of March 31, 2024, authority remained to repurchase approximately 4.6 million additional shares. The Company expects to spend $300 million repurchasing shares in 2024.
On April 9, 2024, the Company’s board of directors approved a $0.32 per share dividend for shareholders of record on April 30, payable on May 15.

Outlook
2024 Outlook
(in millions, except per share amounts)

	2023	2024 Outlook
	Actual	Low End	High End
Net sales	$3,853	$3,970	$4,050
Diluted earnings per share	$3.69	$3.90	$4.15
Adjusted earnings per share	$3.81[2]	$3.90	$4.15
2Excludes restructuring and impairment expenses. See accompanying GAAP to Non-GAAP reconciliations
“The water heater industry shipment levels in early 2024 were as we expected and included some pull forward of demand ahead of the March 1 price increases. We expect to continue to benefit from resilient replacement demand as well as an improved outlook for residential new home construction. We are pleased with the growth we achieved in the Rest of World segment in the quarter, particularly in China, where economic challenges persist. We expect the mid-teens growth in India to continue. Given these factors, we reaffirm our 2024 sales projection of an increase between 3% and 5% year-over-year and our full-year EPS guidance of a range of between $3.90 and $4.15, a 6% year-over-year increase at the mid-point,” stated Wheeler.
The Company’s guidance excludes the potential impacts from future acquisitions.
A. O. Smith will host a webcasted conference call at 10:00 a.m. (Eastern Daylight Time) today. The call can be heard live on the Company’s website. An audio replay of the call will be available on the Company’s website after the live event. To access the archived audio replay, go to the “Investors” page and select the First Quarter 2024 Earnings Call link.
To provide improved transparency into the operating results of its business, the Company is providing non-GAAP measures. Free cash flow is defined as cash provided by operations less capital expenditures. Adjusted earnings, adjusted EPS, adjusted segment earnings and adjusted corporate expenses exclude the impact of impairment expenses. Reconciliations from GAAP measures to non-GAAP measures are provided in the financial information included in this news release.

Forward-looking Statements
This release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “continue,” “guidance,” “outlook” or words of similar meaning. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this release. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: softening in U.S. residential water heater demand; negative impacts to the Company, particularly the demand for its products, resulting from global inflationary pressures or a potential recession in one or more of the markets in which the Company participates; the Company’s ability to continue to obtain commodities, components, parts and accessories on a timely basis through its supply chain and at expected costs; negative impacts to demand for the Company’s products, particularly commercial products, as a result of changes in commercial property usage that followed the COVID-19 pandemic; further weakening in U.S. residential or commercial construction or instability in the Company’s replacement markets; inability of the Company to implement or maintain pricing actions; inconsistent recovery of the Chinese economy or a further decline in the growth rate of consumer spending or housing sales in China; negative impact to the Company’s businesses from international tariffs, trade disputes and geopolitical differences, including the conflicts in Ukraine, the Middle East and attacks on commercial shipping vessels in the Red Sea; potential further weakening in the high-efficiency gas boiler segment in the U.S.; substantial defaults in payment by, material reduction in purchases by or the loss, bankruptcy or insolvency of a major customer; foreign currency fluctuations; the Company’s inability to successfully integrate or achieve its strategic objectives resulting from acquisitions; competitive pressures on the Company’s businesses, including new technologies and new competitors; the impact of potential information technology or data security breaches; changes in government regulations or regulatory requirements; the inability to respond to secular trends toward decarbonization and energy efficiency; and adverse developments in general economic, political and business conditions in key regions of the world. Forward-looking statements included in this news release are made only as of the date of this release, and the Company is under no obligation to update these statements to reflect subsequent events or circumstances. All subsequent written and oral forward-looking statements attributed to the Company, or persons acting on its behalf, are qualified entirely by these cautionary statements.
About A. O. Smith
Celebrating its 150th year of business, A. O. Smith Corporation, with headquarters in Milwaukee, Wisconsin, is a global leader applying innovative technology and energy-efficient solutions to products manufactured and marketed worldwide. Listed on the New York Stock Exchange (NYSE: AOS), the Company is one of the world’s leading manufacturers of residential and commercial water heating equipment and boilers, as well as water treatment products. For more information, visit www.aosmith.com.
SOURCE: A. O. Smith Corporation
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A. O. SMITH CORPORATION
Condensed Consolidated Statement of Earnings
(dollars in millions, except share data)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Net sales	$978.8	$966.4
Cost of products sold	594.1	592.3
Gross profit	384.7	374.1
Selling, general and administrative expenses	192.2	187.2
Impairment expense	—	15.6
Interest expense	1.0	4.0
Other income, net	(1.2)	(4.0)
Earnings before provision for income taxes	192.7	171.3
Provision for income taxes	45.1	44.4
Net earnings	$147.6	$126.9
Diluted earnings per share of common stock	$1.00	$0.84
Average common shares outstanding (000’s omitted)	148,297	151,900

A. O. SMITH CORPORATION
Condensed Consolidated Balance Sheet
(dollars in millions)

	(Unaudited) March 31, 2024	December 31, 2023
ASSETS:
Cash and cash equivalents	$251.6	$339.9
Marketable securities	51.5	23.5
Receivables	584.6	596.0
Inventories	522.3	497.4
Other current assets	51.5	43.5
Total Current Assets	1,461.5	1,500.3
Net property, plant and equipment	599.0	597.5
Goodwill and other intangibles	985.0	970.1
Operating lease assets	35.7	37.3
Other assets	101.0	108.7
Total Assets	$3,182.2	$3,213.9
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Trade payables	$557.7	$600.4
Accrued payroll and benefits	54.3	92.2
Accrued liabilities	197.1	177.4
Product warranties	64.3	65.3
Debt due within one year	10.0	10.0
Total Current Liabilities	883.4	945.3
Long-term debt	109.7	117.3
Operating lease liabilities	26.4	27.9
Other liabilities	280.9	279.0
Stockholders’ equity	1,881.8	1,844.4
Total Liabilities and Stockholders’ Equity	$3,182.2	$3,213.9

A. O. SMITH CORPORATION
Condensed Consolidated Statement of Cash Flows
(dollars in millions)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Operating Activities
Net earnings	$147.6	$126.9
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation & amortization	19.6	19.2
Stock based compensation expense	8.3	7.0
Deferred income taxes	2.9	—
Non-cash impairment	—	15.6
Net changes in operating assets and liabilities:
Current assets and liabilities	(73.7)	(50.6)
Noncurrent assets and liabilities	1.9	1.8
Cash Provided by Operating Activities	106.6	119.9
Investing Activities
Capital expenditures	(22.0)	(10.7)
Acquisitions	(21.1)	—
Investment in marketable securities	(48.1)	(14.7)
Net proceeds from sale of marketable securities	20.0	15.6
Cash Used in Investing Activities	(71.2)	(9.8)
Financing Activities
Long-term debt repaid	(6.8)	(3.7)
Common stock repurchases	(74.5)	(53.1)
Net proceeds from stock option activity	8.0	4.7
Dividends paid	(47.3)	(45.4)
Cash Used in Financing Activities	(120.6)	(97.5)
Effect of exchange rate changes on cash and cash equivalents	(3.1)	2.4
Net (decrease) increase in cash and cash equivalents	(88.3)	15.0
Cash and cash equivalents - beginning of period	339.9	391.2
Cash and Cash Equivalents - End of Period	$251.6	$406.2

A. O. SMITH CORPORATION
Business Segments
(dollars in millions)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Net sales
North America	$766.3	$752.7
Rest of World	226.9	219.1
Inter-segment sales	(14.4)	(5.4)
	$978.8	$966.4
Earnings
North America	$198.7	$188.6
Rest of World(1)	17.2	5.3
Inter-segment earnings elimination	(0.3)	—
	215.6	193.9
Corporate expense(2)	(21.9)	(18.6)
Interest expense	(1.0)	(4.0)
Earnings before income taxes	192.7	171.3
Provision for incomes taxes	45.1	44.4
Net earnings	$147.6	$126.9

Additional Information
(1) Adjustments: Rest of World
includes impairment expense of:	$—	$12.5
(2) Adjustments: Corporate expense
includes impairment expense of:	$—	$3.1

A. O. SMITH CORPORATION
Adjusted Earnings and Adjusted Earnings Per Share
(dollars in millions, except per share data)
(unaudited)
The following is a reconciliation of net earnings and diluted earnings per share to adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP):

	Three Months Ended March 31,
	2024	2023
Net Earnings (GAAP)	$147.6	$126.9
Impairment expense, before tax	—	15.6
Tax effect on above items	—	—
Adjusted Earnings (non-GAAP)	$147.6	$142.5

Diluted Earnings Per Share (GAAP)	$1.00	$0.84
Impairment expense per diluted share, before tax	—	0.10
Tax effect on above items per diluted share	—	—
Adjusted Earnings Per Share (non-GAAP)	$1.00	$0.94

A. O. SMITH CORPORATION
Adjusted Segment Earnings
(dollars in millions)
(unaudited)
The following is a reconciliation of reported earnings before provision for income taxes to total segment earnings (non-GAAP)     and adjusted segment earnings (non-GAAP):

	Three Months Ended March 31,
	2024	2023
Earnings Before Provision for Income Taxes (GAAP)	$192.7	$171.3
Add: Corporate expense(1)	21.9	18.6
Add: Interest expense	1.0	4.0
Total Segment Earnings (non-GAAP)	$215.6	$193.9

North America	$198.7	$188.6
Rest of World(2)	17.2	5.3
Inter-segment earnings elimination	(0.3)	—
Total Segment Earnings (non-GAAP)	$215.6	$193.9

Additional Information
(1)Corporate expense	$(21.9)	$(18.6)
Impairment expense, before tax	—	3.1
Adjusted Corporate expense (non-GAAP)	$(21.9)	$(15.5)

(2)Rest of World	$17.2	$5.3
Impairment expense, before tax	—	12.5
Adjusted Rest of World (non-GAAP)	$17.2	$17.8

A. O. SMITH CORPORATION
Free Cash Flow
(dollars in millions)
(unaudited)

The following is a reconciliation of reported cash flow from operating activities to free cash flow (non-GAAP):

	Three Months Ended March 31,
	2024	2023
Cash provided by operating activities (GAAP)	$106.6	$119.9
Less: Capital expenditures	(22.0)	(10.7)
Free cash flow (non-GAAP)	$84.6	$109.2

A. O. SMITH CORPORATION
2024 Adjusted EPS Guidance and 2023 Adjusted EPS
(unaudited)

The following is a reconciliation of diluted EPS to adjusted EPS (non-GAAP) (all items are net of tax):

	2024 Guidance	2023
Diluted EPS (GAAP)	$3.90 - 4.15	$3.69
Restructuring and impairment expense	—	0.12	(1)
Adjusted EPS (non-GAAP)	$3.90 - 4.15	$3.81
(1)Includes pre-tax restructuring and impairment expenses of $15.7 million and $3.1 million, within the Rest of World segment and Corporate expenses, respectively.